Exhibit 10.4

2022 LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION

(Effective May 25, 2022 and amended and restated effective October 2, 2023)

TABLE OF CONTENTS
SECTION I.    PURPOSE OF THE PLAN    1
SECTION II.    DEFINITIONS    1
(a)“Award”    1
(b)“Benefit Protection Period”    1
(c)“Board”    1
(d)“Business in Competition”    1
(e)“Change in Control”    1
(f)“Code”    1
(g)“Commission”    1
(h)“Committee”    2
(i)“Common Stock”    2
(j)“Corporation”    2
(k)“Corporation Confidential Information”    2
(l)“Director”    2
(m)“Dividend Equivalent”    3
(n)“Document”    3
(o)“Eligible Employee”    3
(p)“Exchange Act”    3
(q)“Exchange Program”    3
(r)“Fair Market Value”    3
(s)“Full Value Award”    3
(t)“Grant Eligible Employee”    3
(u)“Independent Director”    3
(v)“Misconduct”    3
(w)“Non-Employee Director”    5
(x)“Non-Stock Award”    5
(y)“Non-Stock Award Agreement”    5
(z)“Optionee”    5
(aa)    “Other Share-Based Award”    5
(bb)    “Other Share-Based Award Agreement”    5
(cc)    “Participant”    5
(dd)    “Payroll”    5
(ee)    “Performance Goals”    5
(ff)    “Performance Share”    6
(gg)    “Plan”    6
(hh)    “Prior Plan”    6
(ii)“Restricted Stock”    6
(jj)    “Restricted Stock Agreement”    6
(kk)    “Restricted Stock Award”    6
(ll)    “Restricted Stock Unit”    6
(mm) “Restriction Period”    6
(nn)    “Rule 16b-3”    6
(oo)    “Rules”    6

i

(pp)    “Share”    6
(qq)    “Stock Appreciation Right”    7
(rr)    “Stock Option”    7
(ss)    “Stock Option Agreement”    7
(tt)    “Subsidiary”    7
(uu)    “Stock Unit”    7
(x)“Successors or Assigns”    7
(ww) “Termination”, “Terminated”, or “Terminate”    7
SECTION III.    ADMINISTRATION    7
(a)Composition of the Committee    7
(b)Actions by the Committee    8
(c)Powers of the Committee    8
(d)Liability of Committee Members    9
(e)Administration of the Plan Following a Change in Control    9
SECTION IV.    DURATION OF THE PLAN    9
SECTION V.    SHARES SUBJECT TO THE PLAN    9
(a)Maximum Number of Shares    9
(b)Accounting for Number of Shares    10
(c)Source of Stock Issued Under the Plan    10
SECTION VI.    PERSONS ELIGIBLE FOR AWARDS    10
SECTION VII. AGGREGATE LIMITS ON AWARDS    11
(a)Stock Options, Stock Appreciation Rights, Restricted Stock and Other Share- Based Awards    11
(b)Non-stock Awards    11
SECTION VIII. STOCK OPTIONS    11
(a)Limitation to Non-Statutory Stock Options    11
(b)Awards of Stock Options    11
(c)Number of Shares    11
(d)Exercise Price    11
(e)Method of Payment    12
(f)Term and Exercise of Stock Options; Non-Transferability of Stock Options    12
(g)Termination of Employment    13
(h)Rights as a Stockholder    13
(i)Stock Appreciation Rights    13
SECTION IX.    RESTRICTED STOCK    13
(a)Restricted Stock Awards    14
(b)Terms, Conditions, and Restrictions    14
(c)Limitations    15
(d)Rights as a Stockholder    15
(e)Recording of the Participant’s Interest    15
SECTION X.    OTHER SHARE-BASED AWARDS    15

ii

(a)Grants    15
(b)Terms, Conditions, and Restrictions    16
(c)Limitations    17
SECTION XI.    NON-STOCK AWARDS    18
(a)Grants    18
(b)Terms and Conditions    18
SECTION XII. RECAPITALIZATION    18
SECTION XIII. FORFEITURE FOR MISCONDUCT    20
SECTION XIV. SECURITIES LAW REQUIREMENTS    21
SECTION XV. AMENDMENTS OF THE PLAN OR AWARDS    21
(a)Amendment of the Plan    21
(b)Amendments of Awards    22
(c)Rights of Participant    22
SECTION XVI. GENERAL PROVISIONS    22
(a)Authority to Satisfy Obligations    22
(b)Participants’ Stockholder Rights    23
(c)Participant’s Rights Unsecured    23
(d)Authority to Establish a Grantor Trust    23
(e)No Obligation to Exercise Stock Option    23
(f)Participant’s Beneficiary    23
(g)Deferral Elections    23
(h)Awards in Foreign Countries    23
(i)Withholding Taxes    23
(j)Other Corporation Benefit and Compensation Programs    24
(k)Application of Funds    24
(l)Costs of the Plan    24
(m)Binding Effect of Plan    24
(n)No Waiver of Breach    24
(o)No Right to Employment    24
(p)Choice of Law    25
(q)Severability    25
SECTION XVII.    APPROVAL OF STOCKHOLDERS    25

iii

2022 LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION

(Effective May 25, 2022 and amended and restated effective October 2, 2023)

SECTION I.    PURPOSE OF THE PLAN.

The purpose of the 2022 Long-Term Incentive Plan of Chevron Corporation (“Plan”) is to promote and advance the interests of Chevron Corporation and its stockholders by strengthening the ability of the Corporation to attract, motivate and retain managerial and other employees, and to strengthen the mutuality of interests between such employees and the Corporation’s stockholders. The Plan will be effective upon approval by the stockholders of the Corporation at the 2022 annual meeting of stockholders. Upon its approval by stockholders of the Corporation, the Plan will replace the existing Long- Term Incentive Plan of Chevron Corporation with respect to future awards. The Plan is amended and restated effective October 2, 2023 to incorporate reference to the Corporation’s Dodd-Frank Clawback Policy.

SECTION II. DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)“Award” means a grant under the Plan of Stock Options, Stock
Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, or Non-Stock Awards.

(b)“Benefit Protection Period” means the period commencing on the date six months prior to the public announcement of a proposed transaction which, when effected, is a Change in Control and ending on the date which is two years after the date of a Change in Control.

(c)“Board” means the Board of Directors of the Corporation.

(d)“Business in Competition” means any person, organization or enterprise which is engaged in or is about to be engaged in any line of business engaged in by the Corporation at such time.

(e)“Change in Control” means a “change in control” of the Corporation as defined in Article VI. of the bylaws of the Corporation, as such bylaws may be amended from time to time.

(f)“Code” means the Internal Revenue Code of 1986, as amended.

(g)“Commission” means the U.S. Securities and Exchange Commission.

1

(h)“Committee” means the committee of the Board that it appoints to administer the Plan. In the absence of specific action by the Board, the Board shall be deemed to have appointed the Board’s Management Compensation Committee.

(i)“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(j)“Corporation” means Chevron Corporation, a Delaware corporation, or any Successors or Assigns. Where the context shall permit, “Corporation” shall include the Subsidiaries of Chevron Corporation.

(k)“Corporation Confidential Information” includes:

(1)Information embodied in inventions, discoveries and improvements, whether patentable or unpatentable, including trade secrets;

(2)Geological and geophysical data and analyses thereof, well information, discoveries, development initiatives, reserves, offshore bidding strategies, potential value of unleased offshore acreage, exploration and other business strategies and investment plans, business methods, current and planned technology, processes and practices relating to the existence of, exploration for, or the development of oil, gas, or other potentially valuable raw material, product, mineral or natural resource of any kind;

(3)Confidential personnel or Human Resources data;

(4)Customer lists, pricing, supplier lists, and Corporation processes;

(5)Any other information having present or potential commercial value; and

(6)Confidential information of any kind in possession of the
Corporation, whether developed for or by the Corporation (including information developed by the Participant), received from a third party in confidence, or belonging to others and licensed or disclosed to the Corporation in confidence for use in any aspect of its business and without regard to whether it is designated or marked as such through use of such words as “classified,” “confidential” or “restricted;

Provided, however, that Corporation Confidential Information shall not include any information that is or becomes generally known to the public through no wrongful act or omission of the Participant. However, information shall not fail to be Corporation Confidential Information solely because it is embraced by more general information available on a non-confidential basis.
(l)“Director” means a member of the Board.

2

(m)“Dividend Equivalent” means an amount equal to the dividends that would have been payable with respect to the Shares of Common Stock underlying such Award. Dividend Equivalents, if any, will be paid only when and if the underlying Award vests.

(n)“Document” means any devices, records, data, notes, reports, abstracts, proposals, lists, correspondence (including e-mails), specifications, drawings, blueprints, sketches, materials, equipment, reproductions of any kind made from or about such documents or information contained therein, recordings, or similar items.

(o)“Eligible Employee” means any individual who is an employee on the Payroll of the Corporation.

(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(q)“Exchange Program” means a program established by the Committee (i) providing for the repurchase of outstanding and unexercised Stock Options or Stock Appreciation Rights by the Corporation whether in the form of a cash payment or otherwise or (ii) under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (a) Awards with a lower exercise price, (b) a different type of Award or awards under a different equity incentive plan, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any action described in Section XII.(a) or any action taken in connection with a Change in Control. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without the approval of the Corporation’s stockholders.

(r)“Fair Market Value” of a Share as of a specified date means a price that is based on the opening, closing, actual, high, low or average selling prices of Shares on the New York Stock Exchange (or other established exchange or exchanges), on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days as determined by the Committee in its discretion.

(s)“Full Value Award” means an Award other than in the form of a Stock Option, Stock Appreciation Right or Non-Stock Award, and which does not provide for full payment in cash or property for Shares underlying such Award by the Award recipient.

(t)“Grant Eligible Employee” means an Eligible Employee that is employed (at the time of an Award or grant) by the Corporation.

(u)“Independent Director” means a member of the Board that is independent of the Corporation within the meaning of the rules of the New York Stock Exchange.

(v)“Misconduct” of a Participant means:

3

(1)The Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that the Participant:

(A)Had knowledge of the material noncompliance or circumstances giving rise to such noncompliance and willfully failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation; or

(B)Knowingly engaged in practices which materially contributed to the circumstances that enabled such material noncompliance to occur;

(2)A Participant commits an act of embezzlement, fraud or theft with respect to the property of the Corporation, materially violates the Corporation’s conflict of interest policy, or breaches his or her fiduciary duty to the Corporation;

(3)A Participant, while still employed by the Corporation:

(A)Willfully misappropriates or discloses to any person, firm or corporation any Corporation Confidential Information, unless the Participant is expressly authorized by the Corporation’s management to disclose such Corporation Confidential Information, pursuant to a written non-disclosure agreement that sufficiently protects it;

(B)Directly or indirectly engages in, commences employment with, or materially renders services, advice or assistance to any Business in Competition with the Corporation other than on behalf of the Corporation;

(C)Induces or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation, or to breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party other than when such action is taken on behalf of the Corporation;

(4)A Participant willfully fails to promptly return all Documents and other tangible items belonging to the Corporation that are in his or her possession or control upon termination of employment, whether pursuant to retirement or otherwise;

(5)A Participant willfully commits an act which, under applicable law, constitutes the misappropriation of a Corporation trade secret or otherwise violates the law of unfair competition with respect to the Corporation; including, but not limited to, unlawfully:

(A)Using or disclosing Corporation Confidential Information;
or

(B)Soliciting    (or    contributing    to    the    soliciting    of)    the
Corporation’s customers, employees, representatives, or consultants to:

4

(i)Terminate, discontinue or cease working with or for
the Corporation; or
(ii) To breach any contract with the Corporation, in order
to work with or for, or enter into a contract with, the Participant or any third party;

(1)A Participant willfully fails to inform any new employer of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other Corporation Confidential Information obtained by the Participant during the term of his or her employment with the Corporation;

The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in subsections (1) through (6) above, and its determination shall be conclusive and binding on all interested persons.

(w)“Non-Employee Director” means a Director who is not an employee of the Corporation as provided in Rule 16b-3.

(x)“Non-Stock Award” means an Award under the Plan, for which the amount, value and denomination are not determined with reference to, or expressed in, Shares.

(y)“Non-Stock Award Agreement” means the agreement between the Corporation and the recipient of a Non-Stock Award that contains the terms and conditions pertaining to the Non-Stock Award.

(z)“Optionee” means an Eligible Employee who has received the grant of a Stock Option. An Optionee shall also be a Participant.

(aa)    “Other Share-Based Award” means an Award granted pursuant to Section
X. of the Plan.

(bb) “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award that contains the terms and conditions pertaining to the Other Share-Based Award.

(cc) “Participant” means an Eligible Employee who is granted an Award under the Plan.

(dd) “Payroll” means the system used by the Corporation to pay those individuals it regards as Corporation employees for their services and to withhold employment taxes from the compensation it pays to such employees. “Payroll” does not include any system the Corporation uses to pay individuals whom it does not regard as Corporation employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.

(ee) “Performance Goals” mean one or more performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the

5

following factors: (i) earnings or earnings per share (ii) EBITDA, (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital, (vii) return on investment, (viii) return on capital employed, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xii) debt leverage (debt to capital), (xiii) revenue, (xiv) income or net income, (xv) operating income, (xvi) operating profit or net operating profit, (xvii) operating margin or profit margin, (xviii) return on operating revenue, (ixx) cash from operations, (xx) operating ratio, (xxi) operating revenue, (xxii) operating expense, (xxiii) cash flow each with respect to the Corporation and/or one or more of its affiliates or operating units, (xxiv) any other measure or metric the Committee deems appropriate.

(ff)    “Performance Share” means a unit granted by the Committee as described in Section X. of the Plan.

(gg)    “Plan” means the 2022 Long-Term Incentive Plan of Chevron Corporation, as amended from time to time.

(hh)    “Prior Plan” means the Long-Term Incentive Plan of Chevron Corporation, as amended from time to time.

(ii)“Restricted Stock” means Shares granted pursuant to Section IX. of the
Plan.

(jj)    “Restricted Stock Agreement”    means    the    agreement    between the
Corporation and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

(kk) “Restricted Stock Award” means an Award granted pursuant to the provisions of Section IX. of the Plan.

(ll) “Restricted Stock Unit” means a bookkeeping entry unit granted by the Committee that is measurable with respect to Shares, and that is forfeitable and restricted as provided in Section X. of the Plan.

(mm) “Restriction Period” means with respect to a Restricted Stock Share or a Restricted Stock Unit, the period from grant until the earlier of the date that the restrictions lapse or the Share or Unit is forfeited.

(nn) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act, or any successor or replacement rule adopted by the Commission.

(oo) “Rules” means regulations and rules adopted from time to time by the Committee.

(pp) “Share” means one share of Common Stock, adjusted in accordance with Section XII. (if applicable).

6

(qq) “Stock Appreciation Right” or “SAR" means a right to the payment of the appreciation in Share price as described in Sections VIII. and X. of the Plan.

(rr) “Stock Option” means a non-statutory stock option granted pursuant to Section VIII. of the Plan.

(ss) “Stock Option Agreement” means the agreement between the Corporation and the Optionee that contains the terms and conditions pertaining to a Stock Option.

(tt) “Subsidiary” means any corporation or entity with respect to which the Corporation, one or more Subsidiaries, or the Corporation together with one or more Subsidiaries, owns not less than eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote, or not less than eighty percent (80%) of the total value of all shares of all classes of stock.

(uu) “Stock Unit” means a bookkeeping entry unit granted by the Committee that is measurable with respect to Shares as provided in Section X. of the Plan.

(x)“Successors or Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise, including any corporation or other entity effectuating a Change in Control of the Corporation.

(ww) “Termination”, “Terminated”, or “Terminate” means that a Participant’s formal employment relationship with the Corporation has ended, including by reason of death.

(1)A formal employment relationship with the Corporation cannot exist unless an individual is on the Payroll.

(2)A Participant shall be deemed to have Terminated upon the earlier of

(A)Twenty-nine (29) months after the commencement of long-
term disability benefits under a plan or program sponsored by the Corporation; or

(B)The date the Participant either fails to qualify or no longer qualifies for such long-term disability benefits, provided that he or she does not return to active employment with the Corporation at that time.

SECTION III. ADMINISTRATION.

The Plan shall be administered by the Committee.

(a)Composition of the Committee.

(1)The Committee shall consist of not less than a sufficient number of Non-Employee Directors so as to qualify the Committee to administer the Plan as

7

contemplated by Rule 16b-3 and each of whom shall be an Independent Director.

(2)The Board shall appoint one (1) of the members of the Committee as chair.

(3)The Board may, from time to time, remove members from, add members to, or fill vacancies on the Committee.

(4)In the event that the Committee will not satisfy the requirements of Rule 16b-3, the Board shall appoint another committee that shall satisfy such requirements.

(b)Actions by the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)Powers of the Committee.

(1)The Committee’s authority includes the rights to:

(A)Construe and interpret the Plan;

(B)Promulgate, amend, interpret, and rescind Rules relating to the implementation of the Plan;

(C)Select which Grant Eligible Employees shall be granted
Awards;

(D)Determine the number of Shares or Share equivalents to be subject to each Award;

(E)Determine the Award price, if any;

(F)Determine the vesting or duration of Awards;

(G)Determine other terms and conditions of Awards;

(H)Adopt procedures for the disposition of Awards in the event of a Participant’s divorce or dissolution of marriage; and

(I)Make all other determinations necessary or advisable for the administration of the Plan.

(2)Notwithstanding Section III.(c)(1) of the Plan:

(A)No provision in the Plan referencing the Committee’s discretion shall be construed as granting the Committee the authority to exercise discretion

8

in a manner that is inconsistent with the Plan; and

(B)Adoption of Rules by the Committee is an exercise of the Committee’s discretion. Once adopted, the Committee may not exercise additional discretion that is inconsistent with the Rules without amending the Rules.

(C)The Committee shall not, without the approval of the Corporation’s stockholders, implement an Exchange Program.

(3)Subject to the requirements of applicable law, the Committee may designate other persons to carry out its responsibilities and may prescribe such conditions and limitations as it may determine in its sole discretion, except that the Committee may not delegate its authority with regard to:

(A)The selection for participation or the granting of Awards to persons subject to Section 16 of the Exchange Act or

(B)The administration of such Awards to the extent required to comply with Rule 16b-3 or such exception.

(4)Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

(d)Liability of Committee Members. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

(e)Administration of the Plan Following a Change in Control. Within thirty
(30) days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall, except to the extent inconsistent with applicable law or exchange listing requirements, thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section III.(c). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

SECTION IV. DURATION OF THE PLAN.

The Plan shall terminate on the earlier of the date it is terminated by the Board or the tenth (10th) anniversary of the date it is approved by the stockholders of the Corporation at the 2022 annual meeting of stockholders.

SECTION V. SHARES SUBJECT TO THE PLAN.

(a)Maximum Number of Shares. The maximum number of Shares authorized for issuance under the Plan, as adjusted as provided in Section XII, is one hundred and four million (104,000,000) Shares, plus any shares subject to outstanding awards under the Prior Plan that, on or after May 25, 2022, cease for any reason to be

9

subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), reduced by the number of shares subject to awards granted under the Prior Plan after February 28, 2022. The maximum number of Shares which may be issued under the Plan subject to Full Value Awards shall be forty eight million (48,000,000) Shares. The limitations set forth in this Section V.(a) have been adjusted and shall be subject to adjustment as provided in Section XII.

(b)Accounting for Number of Shares.

(1)Shares covered by an Award shall be counted against the limit set forth in Section V.(a) at the time the Award is granted;

(2)Any Shares related to Awards which terminate by expiration, forfeiture, or cancellation without the issuance of such Shares, cash or other benefit in lieu of Shares shall be available again for grant under the Plan;

(3)The maximum number of Shares available for issuance under the Plan under Section V.(a) shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited with respect to any Award outstanding under the Plan;

(4)Notwithstanding the Section V.(b)(1), (2) and (3), Awards specified in the grant agreements that will be paid in cash shall not be counted against the limit set forth in Section V(a).

(5)The following Shares shall not become available for issuance under the Plan:

(A)Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan;

(B)Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and

(C)Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.

(c)Source of Stock Issued Under the Plan. Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares of Common Stock shall be issued under the Plan.

SECTION VI. PERSONS ELIGIBLE FOR AWARDS.

10

Grant Eligible Employees (including officers, whether or not they are directors) are eligible to receive Awards under the Plan within the sole discretion of the Committee. In its sole discretion, the Committee may award a Grant Eligible Employee more than one Award, including Awards of the same type.

SECTION VII. AGGREGATE LIMITS ON AWARDS.

The following aggregate limits shall apply to grants of Awards under the Plan:

(a)Stock Options, Stock Appreciation Rights, Restricted Stock and Other Share-Based Awards. The aggregate number of Shares that may be granted in the form of Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Share-Based Awards in any one calendar year to any Participant shall not exceed four million (4,000,000) Shares. This limitation shall be subject to adjustment as provided in Section XII.

(b)Non-stock Awards. The value of all Non-Stock Awards granted in any single calendar year to any Participant shall not exceed four million dollars ($4,000,000). For this purpose, the value of a Non-Stock Award shall be determined on the grant date at maximum payout without regard to any conditions imposed on the Non-Stock Award.

SECTION VIII. STOCK OPTIONS.

(a)Limitation to Non-Statutory Stock Options. All Stock Options granted under the Plan shall be in the form of non-statutory stock options, i.e. options that are not incentive stock options within the meaning of Section 422 of the Code. All Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall determine in its sole discretion.

(b)Awards of Stock Options. The Committee shall have authority in its sole discretion to determine the Grant Eligible Employees to whom and the time or times at which grants of Stock Options shall be made. The terms of each Stock Option shall be set forth in a Stock Option Agreement, including, without limitation, restrictions upon the exercise of the Stock Option or restrictions on the transferability of Shares issued upon the exercise of a Stock Option, as the Committee shall determine in its sole discretion. Stock Options may be granted alone, in addition to, or in tandem with other Awards under the Plan.

(c)Number of Shares. Each Stock Option Agreement shall state the number of Shares to which the Stock Option Agreement pertains and shall provide for the adjustment thereof in accordance with the provisions of Section XII. No fractional Shares shall be issued pursuant to the exercise of a Stock Option.

(d)Exercise Price. Each Stock Option Agreement shall state the exercise price per Share, which shall be determined by the Committee in its sole discretion; provided,

11

however, that the exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date. Notwithstanding the foregoing, the exercise price per Share with respect to a Stock Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Stock Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A of the Code.

(e)Method of Payment. A Stock Option may be exercised, in whole or in part, by giving notice of exercise in the manner prescribed by the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion:

(1)In Shares already owned by the Participant (including, without limitation, by attestation to the ownership of such Shares);

(2)By the withholding and surrender of the Shares subject to the Stock
Option;

(3)By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes; or

(4)In any other form acceptable to the Committee that is consistent with applicable law.

(f)Term and Exercise of Stock Options; Non-Transferability of Stock Options.

(1)Each Stock Option Agreement shall state the time or times when the Stock Options become exercisable and the time or times when any Stock Appreciation Right granted with it may be exercised, which shall be determined by the Committee in its sole discretion subject to the following:

(A)No Stock Option or Stock Appreciation Right shall be exercisable, vest, or be settled, in whole or in part, before the completion of a specified period of not less than one (1) year of continued employment with the Corporation after the date the Award is granted (except (i) with respect to a Stock Option or Stock Appreciation Right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options or stock appreciation rights held by optionees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be

12

issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

(B)No Stock Option shall be exercisable for more than ten (10) years from the date of grant.

(2)Except as determined by the Committee in its sole discretion, the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Stock Options during the lifetime of the Optionee. Notwithstanding the foregoing, any Stock Option may be transferred or assigned after the Optionee’s death to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(g)Termination of Employment. The Rules and/or individual Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Stock Option following Termination. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

(h)Rights as a Stockholder. An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Option until the date such interest is recorded as a book entry on the records of the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such interest is recorded as a book entry in the records of the Corporation. Stock Options are subject to adjustment as provided in Section XII.

(i)Stock Appreciation Rights. In connection with the grant of any Stock Option pursuant to the Plan, the Committee, in its sole discretion, may also grant a Stock Appreciation Right pursuant to which the Optionee shall have the right to surrender all or part of the unexercised portion of such Stock Option, exercise the Stock Appreciation Right, and thereby obtain payment of an amount equal to (or less than, if the Committee shall so determine in its sole discretion at the time of grant) the difference obtained by subtracting the aggregate exercise price of the Shares subject to the Stock Option (or the portion thereof) so surrendered from the market price (as determined under the Rules) of such Shares on the date of such surrender. The exercise of such Stock Appreciation Right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall determine in its sole discretion. The payment for Stock Appreciation Rights may be made in Shares (determined with reference to its Fair Market Value on the date of exercise), or in cash, or partly in cash and in Shares, as determined in the sole discretion of the Committee. In the event of the exercise of a Stock Appreciation Right, the underlying Stock Option shall be deemed to have been exercised for all purposes under the Plan, including Section V. Stock Appreciation Rights are subject to adjustment as provided in Section XII. No Stock Appreciation Rights shall be exercisable for more than ten (10) years from the date of grant. The exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date.

SECTION IX. RESTRICTED STOCK.

13

(a)Restricted Stock Awards. The Committee shall have authority in its sole discretion to determine the Grant Eligible Employees to whom, and the time or times at which, grants of Restricted Stock shall be made; the number of Shares of Restricted Stock to be awarded; the price (if any) to be paid by the recipient of Restricted Stock; the time or times within which such Awards may be subject to forfeiture; the time or times when restrictions shall lapse; and all other terms and conditions of the Awards.

(1)For any Restricted Stock Award, the Corporation shall receive consideration in an amount at least equal to any amount required to be received by the Corporation under Delaware law for the valid issuance of fully paid and non-assessable stock.

(2)The Committee may condition the grant of a Restricted Stock Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

(3)Restricted Stock Awards may be granted alone, in addition to, or in tandem with, other Awards under the Plan.

(4)Each Participant receiving a Restricted Stock Award shall have his or her interest in the Restricted Stock recorded as a book entry on the records of the Corporation, subject to adjustment as provided in Section XII.

(b)Terms, Conditions, and Restrictions. The terms of each Restricted Stock Award shall be set forth within the sole discretion of the Committee in the Restricted Stock Agreement.

(1)The Committee shall specify the terms, conditions and restrictions (including any Performance Goal) applicable to Shares of Restricted Stock.

(2)These terms, conditions and restrictions must include continued employment with the Corporation for a specified period of time following the grant date, provided that they may also provide for the lapse of such restrictions upon Termination or taxation (other than through an election under Section 83(b) of the Code or similar provision) prior to the completion of a specified period or the attainment of designated performance objectives.

(A)With respect to the Restricted Stock during the Restriction Period; the Committee may provide for the lapse of any such term, condition or restriction in installments (subject to the minimum vesting requirement in Section IX.(c)(1)) and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion.

(B)Except as provided by the Committee, the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Restricted Stock awarded under the Plan during the Restriction Period. Notwithstanding the foregoing, any Restricted Stock may be transferred after the Participant’s death to his or her beneficiary designated pursuant to procedures adopted by the Committee.

14

(c)Limitations. Notwithstanding Section IX.(b)(1);

(1)No Restricted Stock or Restricted Stock Unit shall vest or be settled, in whole or in part, before the completion of a specified period of not less than one (1) year of continued employment with the Corporation after the date the Award is granted (except
(i) with respect to an Award of Restricted Stock or Restricted Stock Units that is granted in connection with a merger or other acquisition as a substitute or replacement award for restricted stock or restricted stock units held by grantees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

(2)The Restricted Stock may be forfeited as provided in Section XIII.

(d)Rights as a Stockholder.    Except as otherwise inconsistent with the provisions of this Section IX.:

(1)The Participant shall have all of the rights of a stockholder of the Corporation with respect to the Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash or stock dividends, provided that such cash dividends shall be invested in additional Shares of Restricted Stock and, along with any such stock dividends, shall be deemed part of the original Restricted Stock Award and subject to the same terms, conditions, and restrictions, including for avoidance of doubt, vesting terms, as the Shares of Restricted Stock with respect to which such dividends were paid; and

(2)Credit of dividends, which are to be converted into additional Shares of Restricted Stock, shall be made at a time consistent with that of other shareholders.

(e)Recording of the Participant’s Interest. If and when the Restriction Period applicable to Shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, an appropriate book entry recording the Participant’s interest in the unrestricted Shares shall be entered on the records of the Company, subject to adjustment as provided in Section XII.

SECTION X. OTHER SHARE-BASED AWARDS.

(a)Grants.

(1)Other Share-Based Awards may include, but are not limited to:

(A)Performance Shares;

15

(B)Stock Units;

(C)Restricted Stock Units;

(D)Stock Appreciation Rights not granted in connection with the grant of Stock Options pursuant to Section VIII. No Stock Appreciation Rights shall be exercisable for more than ten (10) years from the date of grant. The exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date;
(E)Dividend Equivalents;
(F)The grant of Shares conditioned upon
(i) Some specified event; or
(ii)The lapse of restrictions on Restricted Stock;
(G)The payment of cash based upon the performance of the Shares; or
(H)The grant of securities convertible into Shares.

(2)The Committee shall have sole discretion to determine:

(A) The Grant Eligible Employees to whom to grant Other Share-Based Awards;

(B) When to grant Other Share-Based Awards;

                (C) The number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards; and

     (D) all other conditions of the Other Share-Based Awards, including, without limitation, whether Stock Appreciation Rights not granted in connection with the grant of any Stock Option shall be settled in cash or in Shares.

(b)Terms, Conditions, and Restrictions. The terms of each Other Share-Based Award shall be set forth in the Other Share-Based Award Agreement. Such terms shall be within the sole discretion of the Committee.

(1)The Committee shall specify the terms, conditions and restrictions governing the vesting, forfeiture or lapse of restrictions for the Other Share-Based Awards.

(A)These terms, conditions and restrictions must include continued employment with the Corporation for a specified period of time (as determined under the Rules) following the grant date; but may also provide for vesting upon

16

Termination prior to the completion of a specified period or the attainment of designated performance objectives (including, without limitation, the Performance Goals).

(B)The Committee may provide for the lapse of any such term, condition or restriction in installments (subject to the minimum vesting requirement in Section X.(c)(1)) and may accelerate or waive such term, condition or restriction, in whole or in part; based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion.

(C)The Committee may condition the grant of an Other Share- Based Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine, in its sole discretion.

(2)In making an Other Share-Based Award, the Committee may determine that a Participant shall be entitled to receive (currently or on a deferred basis) interest, dividends, or Dividend Equivalents with respect to the Shares or other securities covered by the Award. Any such dividends or Dividend Equivalents shall be deemed to have been reinvested in additional Shares as part of the original grant subject to the same terms, conditions, and restrictions, including for avoidance of doubt, vesting terms, as the original award.

(3)Except as otherwise provided in the Rules or in an Other Share- Based Award Agreement, any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period expires or lapses. Notwithstanding the foregoing, Other Share Based Awards may be transferred after the Participant’s death, to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(4)The Rules or Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Participant’s employment prior to the exercise, realization or payment of such Award.

(c)Limitations. Notwithstanding Section X.(b)(1):

(1)No Other Share-Based Award may vest, become exercisable or be settled, in whole or in part, before the completion of a specified period of not less than one
(1) year of continued employment with the Corporation after the date the Award is granted (except (i) with respect to an Other Share-Based Award that is granted in connection with a merger or other acquisition as a substitute or replacement for an award held by grantees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

17

(2)The Other Share-Based Award may be forfeited as provided in
Section XIII.

SECTION XI. NON-STOCK AWARDS.

(a)Grants.

(1)Non-Stock Awards may be granted to Grant Eligible Employees either alone or in addition to or in conjunction with other Awards under the Plan. Awards under this Section XI. may take any form that the Committee shall determine in its sole discretion.

(2)The Committee shall have sole and complete authority to determine the Grant Eligible Employees to whom and the time or times at which Non-Stock Awards shall be made, the amount of any Non-Stock Award and all other conditions of the Non- Stock Awards. The Committee may condition the grant of a Non-Stock Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine, in its sole discretion.

(b)Terms and Conditions.

(1)The terms of any Non-Stock Award shall be set forth in Non-Stock Award Agreement between the Corporation and the Eligible Employee, which shall contain provisions:

(A)Dealing with the disposition of such Award in the event of a Termination prior to the exercise, realization or payment of such Award; and

(B)Such other provisions as the Committee determines to be necessary or appropriate within its sole discretion.

(2)Non-Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Award becomes payable, or, if later, the date on which the requirements of any applicable restriction, condition, Performance Goal or deferral period is met or lapses. Notwithstanding the foregoing, Non- Stock Awards may be transferred:

(i)As otherwise provided in the Non-Stock Award
Agreement; and

(ii)After the Participant’s death, to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(1)Notwithstanding any provision of this Section XI, Non-Stock Awards may be forfeited as provided in Section XIII.

SECTION XII. RECAPITALIZATION.

18

(a)Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section V., the maximum number of Shares that may be granted to any one individual in any calendar year as provided in Section VII., the number of Shares covered by or referred to in each outstanding Award (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph), and the exercise price of each outstanding Stock Option and any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph or Other Share-Based Award shall be proportionately adjusted for:

(1)Any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares;

(2)The payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation; or

(3)The declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

(b)Subject to any required action by the stockholders, if the Corporation is the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award (other than an Award of Restricted Stock that is outstanding at such time) shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

(c)In the event of a dissolution or liquidation of the corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation, each outstanding Stock Option, each unvested Restricted Stock Award or Other Share-Based Award and each Non-Stock Award shall be assumed and substituted by the surviving corporation and each Stock Option, unvested Restricted Stock Award and Other Share-Based Award shall pertain to an equivalent number of shares in the surviving corporation, unless the terms of the agreement of merger, consolidation or reorganization call for the full vesting and cash out of such Awards.

(d)In the event of a change in the Common Stock, which is limited to a change of all of the Corporation’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(e)The Committee shall make equitable adjustments in the number of Shares covered by the Plan and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

(f)To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, and the action in that respect shall be final, binding and conclusive.

19

(g)Except as expressly provided in this Section XII., a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Stock Option.

(h)The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

(i)The Committee shall prescribe rules governing the adjustment of the number of shares covered by the Plan as provided in Section V. and of Awards outstanding under the Plan in the event that the preferred stock purchase rights issued pursuant to the Corporation’s stockholder rights plan or any successor rights plan detach from the Common Stock and become exercisable.

SECTION XIII. FORFEITURE FOR MISCONDUCT.

(a)Notwithstanding any other provision of this Plan to the contrary, if a Participant engages in Misconduct the Committee (or its delegate) may:

(1)Rescind the exercise of any Stock Option granted on or after June 29, 2005 and exercised on or after the date the Participant’s Misconduct occurred and cancel all Awards granted on or after June 29, 2005 and outstanding on the date of discovery of the Participant’s Misconduct; and

(2)Demand that the Participant repay any cash distributed to the Participant in respect of any Award granted on or after June 29, 2005 or pay over to the Corporation the proceeds (less the Participant’s purchase price, if any) received by the Participant upon the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Stock Option granted on or after June 29, 2005 and exercised on or after the date the Participant’s Misconduct occurred or upon the vesting of any Award granted on or after June 29, 2005 and vested after the date of the Participant’s Misconduct, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Corporation or its affiliates may have, the Corporation shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Corporation or its affiliates to the fullest extent permitted by law;

Provided that, following a Change in Control, this Section XIII. shall apply only in the event of Misconduct as defined in Section II.(v)(1) and (2) of the Plan.

(b)Notwithstanding any other provision of the Plan to the contrary, until any Award that does not constitute non-qualified deferred compensation within the meaning of

20

Section 409A of the Code is delivered or distributed, such Award is subject to forfeiture if the Participant is indebted to the Corporation at the time when the Award becomes payable or distributable. In such case, such Award (to the extent that the amount thereof does not exceed such indebtedness determined as of the date payment is scheduled to be made) shall be forfeited and the Participant’s indebtedness to the Corporation shall be extinguished to the extent of such forfeiture.

(c)Any provision of this Section XIII. which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section XIII.

(d)Notwithstanding anything contained herein to the contrary, any Award granted to a Covered Executive, as that term is defined by the Corporation’s Dodd-Frank Clawback Policy, shall be and remain subject to the Dodd-Frank Clawback Policy or any successor incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time . No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION XIV. SECURITIES LAW REQUIREMENTS.

No Shares shall be issued and no Stock Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that:

(a)It and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof;

(b)Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

(c)Any other applicable provision of state or federal law has been satisfied. SECTION XV. AMENDMENTS OF THE PLAN OR AWARDS.
(a)Amendment of the Plan. The Board may, at any time, alter, amend or terminate the Plan; provided:

(1)The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not already subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with either Rule 16b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the holders of the Common Stock of the Corporation shall not be effective unless and until the approval of the holders of Common Stock of the Corporation is obtained.

21

(2)No amendment, revision, suspension or discontinuation of the Plan (including any amendment to this Section XV.) approved by the Board during the Benefit Protection Period under Change in Control shall be valid or effective if such amendment, revision, suspension or discontinuation would alter the provisions of this Section XV. or adversely affect an Award outstanding under the Plan; provided, however, any amendment, revision, suspension or discontinuation may be effected, even if so approved after the public announcement of the proposed transaction which effected, would have constituted a Change in Control, if:

(A)The amendment or revision is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred; and

(B)Within a period of six (6) months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

(3)Any amendment, revision, suspension or discontinuation of the Plan which is approved by the Board prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an amendment, revision, suspension or discontinuation of the Plan so approved during the Benefit Protection Period.
(b)Amendments of Awards. Subject to the terms of the Plan, the Committee may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan; provided, however, that the post-Termination exercise of an outstanding Stock Option shall not be extended to a date later than the date the Stock Option is originally scheduled to expire. Notwithstanding the foregoing, no Stock Option or, as applicable, any other Award shall be repriced under this Plan.

(c)Rights of Participant. Notwithstanding any other provision of this Section XV., no amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Participant in an Award previously granted under the Plan shall be effective without the written consent of the affected Participant except to the extent necessary to comply with applicable law (including compliance with any provision of law concerning favorable taxation).

SECTION XVI. GENERAL PROVISIONS.

(a)Authority to Satisfy Obligations. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Corporation, including, without limitation, any plans or arrangements of any employer acquired by the Corporation.

22

(b)Participants’ Stockholder Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the date such interest is recorded as a book entry on the records of the Corporation. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such interest is recorded.
(c)Participant’s Rights Unsecured. A holder of an Other Share-Based Award or a Non-Stock Award shall have no rights other than those of a general creditor of the Corporation. Other Share-Based Awards and Non-Stock Awards shall represent unfunded and unsecured obligations against the general assets of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement and of the Non- Stock Award Agreement.

(d)Authority to Establish a Grantor Trust. The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation as a result of the creation of such trust or the transfer of funds or other property to such trust.

(e)No Obligation to Exercise Stock Option. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

(f)Participant’s Beneficiary. The Rules may provide that in the case of an Award that is not forfeitable by its terms upon the death of the Participant, the Participant may designate a beneficiary with respect to such Award in the event of death of a Participant.

(g)Deferral Elections. Grants under the Plan other than Stock Options and Stock Appreciation Rights may be deferred, if so provided in the Award agreement, to the extent permitted under the terms of the Chevron Corporation Deferred Compensation Plan for Management Employees II (or any successor plan) and in compliance with the requirements of Section 409A of the Code.

(h)Awards in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and sub plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Corporation may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

(i)Withholding Taxes.

(1)General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

23

(2)Stock Withholding. The Committee in its sole discretion may permit a Participant to satisfy all or part of his or her withholding tax obligations incident to the grant, exercise, vesting or settlement of an Award by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Commission due to adverse accounting considerations.

(j)Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country, state or political subdivision thereof and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award is necessary to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any Corporation plans. The Plan notwithstanding, the Corporation may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Eligible Employees for their service with the Corporation.

(k)Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of a Stock Option or the grant of Restricted Stock shall be used for general corporate purposes.

(l)Costs of the Plan. The costs and expenses of administering the Plan shall be borne by the Corporation.

(m)Binding Effect of Plan. The Plan shall be binding upon and shall inure to the benefit of the Corporation, its Successors or Assigns and the Corporation shall require any Successor or Assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such Succession or Assignment had taken place.

(n)No Waiver of Breach. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(o)No Right to Employment. Neither the Plan, the Rules, or any Award granted under the Plan shall be deemed to give any employee any right to remain in the employ of the Corporation or to impair the Corporation’s right to Terminate any employee at any time, with or without cause, which right is hereby reserved.

24

(p)Choice of Law. The Plan shall be administered, construed and governed in accordance with the Code, and the laws of the State of California, but without regard to its conflict of law rules. Notwithstanding the foregoing, the Section II.(v) definition of Misconduct shall be subject to the jurisdiction’s law that would otherwise be applicable, but without regard to that particular jurisdiction’s conflict of laws rules.

(q)Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

SECTION XVII. APPROVAL OF STOCKHOLDERS.

Material amendments to the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law and the listing requirements of the New York Stock Exchange.

25